Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE
between
COEUR MINING, INC., as Company,
WHARF RESOURCES (U.S.A.), INC., WHARF REWARD MINES INC., WHARF GOLD MINES INC., WHARF RESOURCES MANAGEMENT INC., and GOLDEN REWARD MINING COMPANY LIMITED PARTNERSHIP, as Guaranteeing Subsidiaries,
COEUR ALASKA, INC., COEUR CAPITAL, INC., COEUR EXPLORATIONS, INC., COEUR ROCHESTER, INC. and COEUR SOUTH AMERICA CORP., as Existing Guarantors
and
THE BANK OF NEW YORK MELLON, as Trustee

Dated as of April 14, 2015

Supplemental to Indenture
Dated as of January 29, 2013

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture (this “Third Supplemental Indenture”), dated as of April 14, 2015, among Wharf Resources (U.S.A.), Inc., Wharf Reward Mines Inc., Wharf Gold Mines Inc., Wharf Resources Management Inc., and Golden Reward Mining Company Limited Partnership (together, the “Guaranteeing Subsidiaries”), each a subsidiary of Coeur Mining, Inc., a Delaware corporation (formerly known as Coeur d’Alene Mines Corporation) (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of January 29, 2013, as supplemented by the First Supplemental Indenture dated December 16, 2013, the Second Supplemental Indenture dated March 12, 2014, and as further amended, supplemented or otherwise modified from time to time (the “Indenture”), providing for the issuance of 7.875% Senior Notes due 2021 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: April 14, 2015,
Wharf Resources (U.S.A.), Inc.

By:      /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

Wharf Reward Mines Inc.

By:      /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

Wharf Gold Mines Inc.

By:     /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

Wharf Resources Management Inc.

By:     /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

Golden Reward Mining Company Limited Partnership

By: Wharf Reward Mines Inc., its general partner

By:     /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

Coeur Mining, Inc.

By:	/s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Senior Vice President and Chief Financial Officer

Coeur Alaska, Inc.

By:	/s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

Coeur Capital, Inc.

By:	/s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

[Signature Page to Third Supplemental Indenture]

Coeur Explorations, Inc.

By:	/s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

Coeur Rochester, Inc.

By:	/s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

Coeur South America Corp.

By:	/s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

The Bank of New York Mellon,
as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Third Supplemental Indenture]